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                                                                    Exhibit 9.15


                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                            San Diego, California 92101


July 24, 1998

Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

          In connection with our reorganization as a multiple class investment company, this will confirm that the expense limitation letter agreement between us dated September 27, 1993, as previously amended, is hereby amended and restated in full, as follows.

          Nicholas-Applegate Capital Management (the "Investment Adviser") will reduce its investment advisory fees with respect to the various series (each a "Fund") of Nicholas-Applegate Mutual Funds, and will pay or reimburse the Funds for other expenses, as necessary in order to ensure that the total Basic Expenses paid by the Funds (as defined below) do not exceed, as a percentage of the Funds' net assets on an annual basis, the Basic Expense Limitations set forth in Exhibit A. Any such fee reductions, expenses and reimbursements made with respect to a Fund will be allocated among the various classes of shares of the Fund in accordance with the preferential dividend requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Preferential Dividend Requirements"). For purposes of this paragraph, the term "Basic Expenses" of a Fund means all expenses of the Fund which are allocated among the various classes of the Fund pro rata based on the relative net asset values attributable to each class, and excludes all class-specific expenses of the Fund which are incurred by and allocated specifically to any class.

          In addition, the Investment Adviser will reduce its investment advisory fees with respect to the Funds, and will pay or reimburse the Funds for other expenses, as necessary in order to ensure that the Total Expenses of the Funds (as defined below) do not exceed, as a percentage of the Funds' net assets on an annual basis, the Current Total Expense Limitations set forth in Exhibit A. The Total Expenses covered by this paragraph are comprised of all expenses of the Funds other than interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses. Any such fee reductions or expense reimbursements made with


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respect to a Fund will be allocated among the various classes of shares of the
Fund in accordance with the Preferential Dividend Requirements. You acknowledge that, in order to comply with the Current Total Expense Limitations with respect to any Fund in a manner consistent with the Preferential Dividend Requirements, it may be necessary to reduce the Basic Expense Limitations applicable to the various classes of shares of such Fund.

          Each Fund will reimburse the Investment Adviser for fees foregone or other expenses paid by the Investment Adviser pursuant to the foregoing limitations in later years in which the relevant expenses of the Fund are less than the Basic Expense Limitations and Current Total Expense Limitations for such Fund in effect at the time such fees were foregone or expenses were paid by the Investment Adviser. However, this reimbursement obligation with respect to fees foregone or other expenses paid by the Investment Adviser on behalf of a Fund will expire on the later of the following dates: (i) the end of the fiscal year of the Fund which is five years after the fiscal year in which such fees were foregone or expenses paid; and (ii) March 31, 2002. Any reimbursements made with respect to a Fund will be allocated among the various classes of shares of the Fund in accordance with the Preferential Dividend Requirements.

          The expense limitations set forth above will remain in effect until March 31, 1999, and thereafter if and to the extent agreed upon by you with the Funds, as reflected in a written agreement between us or in the prospectus and statement of additional information of the Funds as in effect from time to time.

          Please sign this letter below to confirm your agreement with the foregoing.
 .
                                   Very truly yours,


                                   E. Blake Moore, Jr.
                                   Secretary


AGREED:

Nicholas-Applegate Capital Management
By:  Nicholas-Applegate Capital Management
     Holdings, L.P., its General Partner
By:  Nicholas-Applegate Capital Management
     Holdings, Inc., its General Partner

By:
     ------------------------------
     E. Blake Moore, Jr.
     Secretary

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                                      EXHIBIT A


                                                                                Current
                                                         Basic Expense       Total Expense
Name of Fund and Class                                     Limitation          Limitation
----------------------                                     ----------          ----------
Mid Cap Growth Fund
(formerly Core Growth Fund)
                    Class A                                   1.29%               1.60%
                    Class B                                   1.94                2.25
                    Class C                                   1.94                2.25
                    Class Q                                   1.19                1.25
                    Class I                                   0.94                1.00

Large Cap Growth Fund, Class A                                1.34                1.60
                       Class B                                1.99                2.25
                       Class C                                1.99                2.25
                       Class Q                                1.24                1.25
                       Class I                                0.99                1.00

Mini Cap Growth Fund, Class I                                 1.56                1.56

Small Cap Growth Fund
(formerly Emerging Growth Fund)
                    Class A                                   1.47                1.95
                    Class B                                   2.12                2.60
                    Class C                                   2.12                2.60
                    Class Q                                   1.37                1.50
                    Class I                                   1.12                1.17

Convertible Fund
(formerly Income & Growth Fund)
                    Class A                                   1.30                1.60
                    Class B                                   1.95                2.25
                    Class C                                   1.95                2.25
                    Class Q                                   1.20                1.25
                    Class I                                   0.95                1.00

Balanced Growth Fund, Class A                                 1.21                1.60
                    Class B                                   1.86                2.25
                    Class C                                   1.86                2.25


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
                                                                                Current
                                                         Basic Expense       Total Expense
Name of Fund and Class                                     Limitation          Limitation
----------------------                                     ----------          ----------

                    Class Q                                   1.11                1.25
                    Class I                                   0.86                1.00

                                                                                Current
                                                         Basic Expense       Total Expense
Name of Fund and Class                                     Limitation          Limitation
----------------------                                     ----------          ----------
Worldwide Growth Fund, Class A                                1.60                1.85
                       Class B                                2.25                2.50
                       Class C                                2.25                2.50
                       Class Q                                1.50                1.60
                       Class I                                1.25                1.35

International Core Growth Fund, Class A                       1.69                1.95
                                Class B                       2.34                2.60
                                Class C                       2.34                2.60
                                Class Q                       1.59                1.65
                                Class I                       1.34                1.40

Emerging Countries Fund, Class A                              1.95                2.25
                         Class B                              2.60                2.90
                         Class C                              2.60                2.90
                         Class Q                              1.85                1.90
                         Class I                              1.60                1.65

Global Growth & Income Fund, Class I                          1.35                1.35


International Small Cap Growth Fund, Class A                  1.66                1.95
                                     Class B                  2.31                2.60
                                     Class C                  2.31                2.60
                                     Class Q                  1.56                1.65
                                     Class I                  1.31                1.40

Money Market Fund                                             1.10                1.10

Value Fund, Class A                                           1.29                1.60
            Class B                                           1.94                2.25
            Class C                                           1.94                2.25
            Class Q                                           1.19                1.25
            Class I                                           0.94                1.00

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
                                                                                Current
                                                         Basic Expense       Total Expense
Name of Fund and Class                                     Limitation          Limitation
----------------------                                     ----------          ----------
High Yield Bond Fund, Class A                                 1.01                1.10
                      Class B                                 1.66                1.75
                      Class C                                 1.66                1.75
                      Class Q                                 0.91                1.00
                      Class I                                 0.75                0.75

Strategic Income Fund, Class I                                0.75                0.75

Short-Intermediate Fixed Income Fund, Class I                 0.35                0.35

High Quality Bond Fund
(formerly Fully Discretionary Fixed Income Fund)
                    Class A                                   0.75                1.30
                    Class B                                   1.40                1.70
                    Class C                                   1.40                1.70
                    Class Q                                   0.65                0.88
                    Class I                                   0.40                0.45

Global Blue Chip, Class I                                     1.40                1.40

Emerging Markets Bond, Class I                                0.95                0.95

Pacific Rim, Class I                                          1.40                1.40

Greater China, Class I                                        1.40                1.40

Latin America, Class I                                        1.65                1.65

Global Technology, Class I                                    1.40                1.40